UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 14, 2007

Juniper Networks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26339	770422528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1194 North Mathilda Avenue, Sunnyvale, California		94089
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(408) 745-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2007, Juniper Networks, Inc. ("Juniper" or the "Company") announced that Robyn Denholm has joined the Company as Chief Financial Officer. As Chief Financial Officer, Ms. Denholm will lead the Company’s worldwide finance and accounting organization as well as its legal, investor relations and global facilities organizations. As a result of this appointment, Ms. Denholm also replaces Linda Neyer as the Company’s principal accounting officer.

Ms. Denholm, 43, joins Juniper Networks from Sun Microsystems where she served as senior vice president, Corporate Strategic Planning. In that role, she was responsible for Sun’s corporate operating system, the global sales and service administration function and she served as the leader of the Sun's business transformation initiative. Ms. Denholm joined Sun in 1996 and served in executive assignments that included senior vice president, Finance; vice president and corporate controller (Chief Accounting Officer); vice president, Finance; service division, director, Shared Financial Services APAC and Controller, Australia/New Zealand. Prior to joining Sun, Ms. Denholm served at Toyota Motor Corporation Australia for seven years and at Arthur Andersen and Company for five years, in various finance assignments. Ms. Denholm is a Fellow of the Institute of Chartered Accountants of Australia and holds a Bachelors Degree in Economics from the University of Sydney and a Masters of Commerce from the University of New South Wales.

The following is a summary of Ms. Denholm’s compensation arrangement with the Company:

Ms. Denholm will receive an annual base salary of $480,000. Ms. Denholm will also be eligible for incentive compensation as a participant in the Company’s 2007 Annual Incentive Plan for its executive officers, the description of which is set forth in Item 5.02 of the Form 8-K filed by the Company on March 12, 2007. Ms. Denholm’s 2007 target incentive under the plan is 100% of base salary on a prorated basis through the remainder of 2007, provided, however, that in the event that (i) Ms. Denholm otherwise satisfies conditions for payment under such plan as apply to other participants in the plan and (ii) the amount of payment under the plan is determined to be less than 80% of her targeted prorated amount, then in lieu of payment under such plan Ms. Denholm will be entitled to a bonus of 80% of her 2007 base salary on a prorated basis for the remainder of 2007. Ms. Denholm will be granted a stock option for 250,000 shares effective upon the commencement of her employment. The exercise price of such option will be the closing market price of Juniper common stock on the date of grant. The option will vest as to 25% of the shares on the first anniversary of her employment commencement and the balance will vest in 36 successive monthly installments, provided Ms. Denholm continues to provide services to the Company. In addition, Ms. Denholm will also be granted a restricted stock unit award covering 45,000 shares effective upon the commencement of her employment. The restricted stock unit award will vest over three years, with fifty percent of the shares subject to such award vesting two years after the first day of employment and the remaining fifty percent vesting three years after the first day of employment, provided Ms. Denholm continues to provide services to the Company. Ms. Denholm will also be entitled to a one-time hiring bonus of $250,000 which is subject to repayment on a prorated basis if she is terminated with "Cause" or voluntarily terminates her employment without "Good Reason" in the first year of her employment. For purposes of this provision, the definitions of "Cause" and "Good Reason" are as set forth in the paragraph immediately below.

Ms. Denholm and the Company will also enter into a severance agreement that provides the following benefits. In the event Ms. Denholm is terminated involuntarily by Juniper without Cause, as defined below, and provided Ms. Denholm executes a full release of claims, promptly following termination, Ms. Denholm will be entitled to receive the following severance benefits: (i) an amount equal to six months of base salary; (ii) an amount equal to half of her annual target bonus for the fiscal year in which the termination occurs and (iii) six months of Company-paid health, dental, vision, and life insurance coverage. The severance agreement will also provide that in the event Ms Denholm voluntarily terminates her employment with Juniper within the first two (2) years of employment for Good Reason, as defined below, and provided she executes a full release of claims, promptly following termination, Ms. Denholm shall receive the following severance benefits: (i) an amount equal to six months of base salary, (ii) an amount equal to half of her annual at target bonus for the fiscal year in which the termination occurs, (iii) six months of Company-paid health, dental, vision, and life insurance coverage, (iv) provided no shares have otherwise vested under the above-specified restricted stock unit award according to its terms, acceleration of vesting of such restricted stock units equal to the total number of shares covered by such award, multiplied by the number of full months of service to the Company completed through the date of termination divided by 48, and (v) provided no shares have otherwise vested under the above-specified stock option award according to its terms, acceleration of vesting of such options equal to the total number of shares covered by such award, multiplied by the number of full months of service to the Company completed through the date of termination divided by 48. For purposes of this severance agreement, "Good Reason" is defined as the Company’s business operations or financial condition suffering a sustained material adverse effect as a result of any actions taken against the Company or its current officers by any U.S. government agency in connection with the inquiry into the Company’s historical stock option practices. For purposes of this severance agreement, "Cause" is defined as: (i) willfully engaging in gross misconduct that is demonstrably injurious to Juniper; (ii) willful act or acts of dishonesty or malfeasance undertaken by the individual; (iii) conviction of a felony; or (iv) willful and continued refusal or failure to substantially perform duties with Juniper (other than incapacity due to physical or mental illness); provided that the action or conduct described in clause (iv) above will constitute "Cause" only if such failure continues after the Juniper CEO or Board of Directors has provided the individual with a written demand for substantial performance setting forth in detail the specific respects in which it believes the individual has willfully and not substantially performed the individual’s duties thereof and has been provided a reasonable opportunity (to be not less than 30 days) to cure the same.

In addition, Ms. Denholm and the Company will enter into an agreement that provides the following benefits upon a change of control of the Company. Provided she signs a release of claims and complies with certain post termination non-solicitation and non-competition obligations, Ms. Denholm will receive change in control severance benefits if either: (i) she is terminated without Cause within 12 months following the change of control, or (ii) between 4 and 12 months following a change of control she terminates her employment with the Company (or any parent or subsidiary of the Company) for "Good Reason." The change in control severance benefits consist of: (i) a cash payment equal to her annual base salary plus her target bonus for the fiscal year in which the change of control or her termination occurs, whichever is greater, (ii) acceleration of vesting of all of her then unvested outstanding stock options, stock appreciation rights, restricted stock units and other Company equity compensation awards and (iii) one year of Company-paid health, dental, vision, and life insurance coverage. For purposes of this change of control agreement, "Good Reason" means any of the following actions taken without Ms. Denholm’s express written consent: (i) a material reduction of her duties, title, authority or responsibilities, relative to her duties, title, authority or responsibilities as in effect immediately prior to such reduction; provided, however, that a reduction in duties, title, authority or responsibilities solely by virtue of the Company being acquired and made part of a larger entity (as, for example, when the Chief Financial Officer of the Company remains the Chief Financial Officer of the subsidiary or business unit substantially containing the Company’s business following a change of control) shall not by itself constitute grounds for "Good Reason"; (ii) a substantial reduction of the facilities and perquisites (including office space and location) available to Ms. Denholm immediately prior to such reduction; (iii) a reduction by the Company in the base compensation or total target cash compensation as in effect immediately prior to such reduction; (iv) a material reduction by the Company in the kind or level of benefits to which Ms. Denholm was entitled immediately prior to such reduction with the result that her overall benefits package is significantly reduced; (v) the relocation of Ms. Denholm to a facility or a location more than forty (40) miles from her then-present location. For purposes of this change of control agreement, "Cause" means (i) an act of personal dishonesty taken by Ms. Denholm in connection with her responsibilities as an employee and intended to result in substantial personal enrichment, (ii) Ms. Denholm being convicted of, or pleading nolo contendere to a felony, (iii) a willful act by Ms. Denholm which constitutes gross misconduct and which is injurious to the Company, (iv) following delivery to Ms. Denholm of a written demand for performance from the Company which describes the basis for the Company’s reasonable belief that she has not substantially performed her duties, continued violations by Ms. Denholm of her obligations to the Company which are demonstrably willful and deliberate.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Networks, Inc.

August 14, 2007	By:	Mitchell L. Gaynor

Name: Mitchell L. Gaynor
Title: Vice President and General Counsel